(front cover)
                             J.P. Morgan Institutional
                              Tax Exempt Bond Fund

                                Semiannual Report
                                January 31, 2001

LETTER TO THE SHAREHOLDERS
--------------------------------------------------------------------------------

February 20, 2001

Dear Shareholder,

    We are pleased to inform you that the J.P. Morgan Institutional Tax Exempt Bond Fund outperformed its peer group, as measured by the Lipper Intermediate Municipal Debt Funds Average, for the six months ended January 31, 2001. The Fund provided a total return of 5.74% for the semiannual period, while the peer group had a total return of 5.42% for the same time period.

    The Fund was also competitive with its two benchmark indexes, the Lehman Brothers 1-16 year Municipal Bond Index and the Lehman Quality Intermediate Municipal Bond Index, which returned 5.77% and 5.72%, respectively, for the six months ended January 31, 2001.

    The J.P. Morgan Tax Exempt Bond Fund's 30-day SEC yield as of January 31, 2001 was 3.95%. This is equivalent to a taxable yield of 6.54% for an investor in the top federal income tax bracket of 39.6%.

    The Fund's net asset value (NAV) on January 31, 2001 was $10.31, an increase from $9.98 at the start of the fiscal year. During the past six months, the Fund distributed approximately $0.24 per share. This includes $0.24 from ordinary income, most of which was exempt from federal income tax.

    This report includes an interview with portfolio manager Robert Meiselas, who discusses the fixed income market in detail. Robert also explains the factors that influenced Fund performance during the period, and provides insight in regard to positioning the Portfolio for the coming months.

    As chairman and president of Asset Management Services, we appreciate your investment in the Funds. If you have any comments or questions, please contact your Morgan representative, or call J.P. Morgan Funds Services at (800) 766-7722.

Sincerely yours,

/signature/                             /signature/

Ramon de Oliveira                       Keith M. Schappert
Chairman of Asset Management Services   President of Asset Management Services
J.P. Morgan Chase & Co.                 J.P. Morgan Chase & Co.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
Letter to the Shareholders                                                    1
Fund Performance                                                              2
Portfolio Manager Q&A                                                         3
Fund Facts & Portfolio Highlights                                             5
Financial Statements                                                          6

FUND PERFORMANCE
--------------------------------------------------------------------------------

EXAMINING PERFORMANCE

    One way to look at performance is to review a fund's average annual total return. This calculation takes the fund's actual return and shows what would have happened if the fund had achieved that return by performing at a constant rate each year. Average annual total returns represent the average yearly change of a fund's value over various time periods, typically one, five, and ten years, (or since inception). Total returns for periods of less than one year are not annualized and provide a picture of how a fund has performed over the short-term.

PERFORMANCE

                                                 TOTAL                   AVERAGE ANNUAL
                                                RETURNS                   TOTAL RETURNS
                                         --------------------   --------------------------------
                                             SIX      ONE         THREE       FIVE       TEN
                                           MONTHS     YEAR        YEARS      YEARS      YEARS*
AS OF JANUARY 31, 2001
J.P. Morgan Institutional Tax Exempt
  Bond Fund                                 5.74%    10.18%       4.52%      4.96%       6.23%
Lehman Brothers 1-16 year Municipal
  Bond Index**                              5.77%    10.94%       5.21%      5.60%        N/A
Lehman Quality Intermediate Municipal
  Bond Index**                              5.72%    10.44%       5.12%      5.38%       6.71%
Lipper Intermediate Municipal Debt
  Funds Average***                          5.42%    10.26%       4.12%      4.72%       6.09%

AS OF DECEMBER 31, 2000
J.P. Morgan Institutional Tax Exempt
  Bond Fund                                 5.57%     8.56%       4.41%      4.89%       6.26%
Lehman Brothers 1-16 year Municipal
  Bond Index**                              5.57%     9.32%       5.10%      5.53%        N/A
Lehman Quality Intermediate Municipal
  Bond Index**                              5.32%     8.64%       4.92%      5.27%       6.71%
Lipper Intermediate Municipal Debt
  Funds Average***                          5.46%     8.55%       4.05%      4.66%       6.16%

* The J.P. Morgan Institutional Tax Exempt Bond Fund's returns prior to July 12, 1993 (commencement of operations), include historical returns of the J.P. Morgan Tax Exempt Bond Fund, a separate feeder fund investing in the same master portfolio, which has a higher expense ratio.

** The Fund's current benchmark is the Lehman Brothers 1-16 year Municipal Bond Index. Since this index did not exist prior to July 31, 1993, the table also includes the performance data for the Lehman Quality Intermediate Municipal Bond Index, the Fund's benchmark until May 1, 1997. Both are unmanaged indices that measure municipal bond market performance. They do not include fees or expenses and are not available for actual investment.

***Describes the average annual total return for all funds in the indicated Lipper category, as defined by Lipper, Inc., and does not take into account applicable sales charges. Lipper Analytical Services, Inc. is a leading source for mutual fund data.

     Past performance is no guarantee of future results. Fund returns are net of fees, assume the reinvestment of fund distributions, and reflect the reimbursement of fund expenses as described in the prospectus. Had expenses not been subsidized, returns would have been lower.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------

    Following is an interview with Robert Meiselas, who along with Benjamin S. Thompson and Kingsley Wood Jr., manages the J.P. Morgan Tax Exempt Bond Fund. This interview was conducted on February 16, 2001, and reflects Robert's views on that date.

[photo of Robert Meiselas]

    ROBERT MEISELAS, vice president, is a portfolio manager with the Tax Aware Fixed Income Group responsible for managing municipal bonds, including tax exempt private placements. Bob is a CPA and joined Morgan's financial group in 1982, after having spent 10 years at Coopers & Lybrand. He also spent five years in J.P. Morgan's Private Banking Investment Management Group, and moved to J.P. Morgan Investment Management in 1997. Bob is a graduate of St. John's University and has completed graduate work in taxation at Long Island University.

[photo of Benjamin S. Thompson]

    BENJAMIN S. THOMPSON, vice president, is a senior fixed income portfolio manager and head of J.P. Morgan's municipal bond strategies. His responsibilities include coordination of strategy and research, portfolio structuring, and trade execution for the Tax Aware Fixed Income Group. Prior to joining Morgan in 1999, Ben was a senior fixed income portfolio manager at Goldman Sachs Asset Management. Earlier, he was in the Structured Finance Group of the Chase Manhattan Bank. He holds a B.A. in Economics from Colorado College

[photo of Kingsley Wood, Jr.]

    KINGSLEY (KIT) WOOD, JR., vice president, is a portfolio manager in the Tax Aware Fixed Income Group. Prior to becoming a J.P. Morgan Investment Management employee in 2000, he worked at Mercantile Bank & Trust (MSD&T Funds) in Baltimore, MD as a portfolio manager where he managed all institutional tax-exempt assets (mutual funds and separate accounts). Prior to that, he was a sell-side institutional trader at ABN-AMRO Bank and Kemper Securities in Chicago. Kit holds a B.A. from the University of Colorado, and has completed graduate work towards an M.B.A. at the University of Maryland.

WHAT EVENTS IMPACTED THE FIXED INCOME MARKETS, GENERALLY, AND THE MUNICIPAL BOND MARKET, SPECIFICALLY, OVER THE LAST SIX MONTHS?

    The fixed income markets began the period on a volatile note after a period of rising interest rates, and ended in a rally as interest rates declined. By and large, the most significant factor was the Federal Reserve shifting its interest rate stance from tightening to easing, and the subsequent recognition by the bond market that U.S. economic growth slowed more than anticipated.

    At the outset of this reporting period, there was some question as to whether the Federal Reserve would continue to increase interest rates, and whether the previous rate increases were actually slowing the economy to the much-discussed "soft landing" that everyone desired.

    As we moved through autumn, investors became confident that the economy was, indeed, slowing. Near year-end, however, it became evident the economy might be slowing more than originally desired. In response, the Fed acted quickly and cut interest rates by 50 basis points during the first week of January. The Fed then followed with another 50 basis point cut on January 31, 2001, the last day of this reporting period.

    Bonds generally performed well in this environment. Prices in most fixed income markets trended upward. In the end, performance was driven by whether you were appropriately positioned as market expectations vacillated and whether you were invested in the right bonds at the right time as the economic scenario unfolded.

    Another significant occurrence was the volatility experienced by the stock market throughout the period. Stock market volatility led to increased retail awareness of bonds, as investors sought safe havens for their equity-related gains. This propelled the municipal bond market, in particular, as municipal bonds pay attractive returns for investors attempting to lower their tax bill.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------
                                                                    (Continued)

HOW WAS THE FUND POSITIONED DURING THE LAST  SIX MONTHS?

    Although we forecasted an eventual decline in interest rates, we tempered our bullish outlook to allow for market uncertainty. During this period, the fund performed well during periods when interest rates declined and also out-performed the competition when market uncertainty drove interest rates upward. A key element of our strategy was a long duration position, amplified through the addition of zero coupon and market discount bonds, which respond best to a decline in rates. We continued to add higher-yielding private placements to the portfolios and maintained a bias toward bonds of higher credit quality due to the narrow credit spreads prevailing in the marketplace.

HAS YOUR POSITIONING PAID OFF THE WAY YOU EXPECTED?

    Not always, but much of the time. While our bias toward higher quality bonds did not add significantly to performance during the period, we believe it will buffer the fund when the bond market begins to weaken. We think that, as a general rule, our positioning in the market has made us less susceptible to NAV declines during a downturn. Because we are tax aware and don't take gains purely to provide marginally higher returns, and because we are not as structurally long as some other similar type funds, longer funds may have a higher return every now and then.

    A particular disappointment during the period was the performance of the portfolio's tax-exempt healthcare bonds, which failed to rally in concert with the general municipal market. The healthcare sector was beset with weak earnings and cash flow difficulties due in part to insufficient reimbursement from third party payers. We expected a leveling of conditions in this sector followed by steady improvement. Unfortunately, higher reimbursement rates from federal and local healthcare plans were not enacted until late in the year, and by that time, hospital bonds had lost much ground.

HOW ARE YOU POSITIONING THE PORTFOLIO TO PROSPER  IN THE MONTHS AHEAD?

    After a long rally, we believe that the strong bull market for bonds may be starting to wane. In our view, the Federal Reserve has signaled that it will act vigorously to prevent the U.S. economy from sinking into recession. Consequently, investors will not continue their aggressive buying of U.S. government bonds as a safe haven investment. Due to current technical factors in the municipal bond market, we don't believe that municipal bond prices will significantly weaken. Nevertheless, in order to avoid taking undue risk, we have repositioned the portfolio to de-emphasize holdings that could rapidly decline in value during periods of bond market volatility. In view of the tight spreads that currently prevail in the market, we will continue to emphasize high-quality securities.

FUND FACTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

    J.P. Morgan Institutional Tax Exempt Bond Fund seeks to provide a high level of current income that is exempt from federal income tax consistent with moderate risk of capital and maintenance of liquidity. It is designed for investors who seek tax exempt yields greater than those generally available from a portfolio of short-term tax-exempt obligations and who are willing to incur the greater price fluctuation of longer-term instruments.

--------------------------------------------------------------------------------
    Inception Date:  7/12/1993
--------------------------------------------------------------------------------
    Fund Net Assets as of 1/31/2001:
      $546,385,077
--------------------------------------------------------------------------------
    Portfolio Net Assets as of 1/31/2001:
      $903,891,025
--------------------------------------------------------------------------------
    Income Payable Dates
      (if applicable):  MONTHLY
--------------------------------------------------------------------------------
    Capital Gain Payable Dates
      (if applicable):  12/14/2001

EXPENSE RATIOS

    The Fund's current annualized expense ratio of 0.50% covers shareholders' expenses for custody, tax reporting, investment advisory, and shareholder services, after reimbursement. The Fund is no-load and does not charge any sales, redemption, or exchange fees. There are no additional charges for buying, selling or safekeeping fund shares, or for wiring redemption proceeds from the Fund.

PORTFOLIO HIGHLIGHTS
--------------------------------------------------------------------------------

ASSET ALLOCATION
All data as of January 31, 2001


[data from pie chart]

Revenue Bonds                              30.6%
Insured                                    29.1%
General Obligations and House Authority    27.6%
Prerefunded                                 6.3%
Private Placement                           4.7%
Tax Anticipation Notes                      0.9%
Short-Term Instruments                      0.8%

--------------------------------------------------------------------------------
    30 day SEC Yield:  3.95%
--------------------------------------------------------------------------------
    Duration:  5.42 YEARS

DISTRIBUTED BY FUNDS DISTRIBUTOR, INC. J.P. MORGAN INVESTMENT MANAGEMENT INC. SERVES AS INVESTMENT ADVISOR. SHARES OF THE FUND ARE NOT INSURED BY THE FDIC, ARE NOT BANK DEPOSITS OR OTHER OBLIGATIONS OF THE FINANCIAL INSTITUTION AND ARE NOT GUARANTEED BY THE FINANCIAL INSTITUTION. SHARES OF THE FUND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED. RETURN AND SHARE PRICE WILL FLUCTUATE AND REDEMPTION VALUE MAY BE MORE OR LESS THAN ORIGINAL COST.

References to specific securities and their issuers are for illustrative purposes only and are not intended to be, and should not be interpreted as, recommendations to purchase or sell securities. Opinions expressed herein and other Fund data presented are based on current market conditions and are subject to change without notice. The Fund invests through a master portfolio (another Fund with the same objective).

CALL J.P. MORGAN FUNDS SERVICES AT (800) 766-7722 FOR A PROSPECTUS CONTAINING MORE COMPLETE INFORMATION ABOUT THE FUND, INCLUDING MANAGEMENT FEES AND OTHER EXPENSES. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
--------------------------------------------------------------------------------

JANUARY 31, 2001

ASSETS
Investment in The Tax Exempt Bond Portfolio
  ("Portfolio"), at value                                            $543,980,729
Receivable for Shares of Beneficial Interest Sold                       3,975,000
Prepaid Trustees' Fees and Expenses                                           717
Prepaid Expenses and Other Assets                                             611
                                                                   ----------------
TOTAL ASSETS                                                           547,957,057
                                                                   ----------------
LIABILITIES
Dividends Payable to Shareholders                                       1,445,061
Shareholder Servicing Fee Payable                                          45,613
Payable for Shares of Beneficial Interest Redeemed                         43,421
Administrative Services Fee Payable                                        10,774
Administration Fee Payable                                                    238
Fund Services Fee Payable                                                     132
Accrued Expenses and Other Liabilities                                     26,741
                                                                   ----------------
TOTAL LIABILITIES                                                       1,571,980
                                                                   ----------------
NET ASSETS
Applicable to 53,004,853 Shares of Beneficial Interest Outstanding
  (par value $0.001, unlimited shares authorized)                     $546,385,077
                                                                   ================
Net Asset Value, Offering and Redemption Price Per Share                   $10.31
                                                                   ================
ANALYSIS OF NET ASSETS
Paid-in Capital                                                       $535,564,980
Distributions in Excess of Net Investment Income                         (88,374)
Accumulated Net Realized Loss on Investment                            (7,333,331)
Net Unrealized Appreciation on Investment                              18,241,802
                                                                   ----------------
NET ASSETS                                                            $546,385,077
                                                                   ================

6    The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND
STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED JANUARY 31, 2001

INVESTMENT INCOME
INCOME
Allocated Investment Income from Portfolio                          $12,667,510
Allocated Portfolio Expenses                                         (865,634)
                                                                   -------------
    Investment Income                                               11,801,876
                                                                   -------------
FUND EXPENSES
Shareholder Servicing Fee                                              245,695
Administrative Services Fee                                             58,527
Financial and Fund Accounting Services Fee                              16,083
Registration Fees                                                       12,107
Transfer Agent Fees                                                     11,389
Professional Fees and Expenses                                           5,458
Printing Expenses                                                        5,236
Fund Services Fee                                                        3,234
Administration Fee                                                       2,564
Trustees' Fees and Expenses                                              2,201
Miscellaneous Expenses                                                   2,663
                                                                   -------------
    Total Fund Expenses                                                365,157
Less: Reimbursement of Expenses                                          (875)
                                                                   -------------
    Net Fund Expenses                                                  364,282
                                                                   -------------
NET INVESTMENT INCOME                                               11,437,594
                                                                   -------------
REALIZED AND UNREALIZED GAIN
NET REALIZED GAIN ON INVESTMENT ALLOCATED FROM PORTFOLIO             5,073,950
                                                                   -------------
CHANGE IN NET UNREALIZED APPRECIATION ON
  INVESTMENT ALLOCATED FROM PORTFOLIO                               11,506,123
                                                                   -------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                $28,017,667
                                                                   ==============

The Accompanying Notes are an Integral Part of the Financial Statements.    7

J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED JANUARY 31, 2001
(UNAUDITED) AND THE YEAR ENDED JULY 31, 2000

INCREASE IN NET ASSETS                                                      2001                  2000
FROM OPERATIONS
Net Investment Income                                                 $  11,437,594          $  19,058,981
Net Realized Gain (Loss) on Investment Allocated from Portfolio           5,073,950           (12,006,983)
Change in Net Unrealized Appreciation (Depreciation)
  on Investment Allocated from Portfolio                                 11,506,123              9,255,848
                                                                    -------------------    -----------------
    Net Increase in Net Assets Resulting from Operations                  28,017,667            16,307,846
                                                                    -------------------    -----------------
DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                                                   (11,398,819)          (19,058,981)
Net Realized Gain                                                                  -             (161,308)
In Excess of Net Investment Income                                                 -             (130,473)
                                                                    -------------------    -----------------
    Total Distributions to Shareholders                                 (11,398,819)          (19,350,762)
                                                                    -------------------    -----------------
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Proceeds from Shares of Beneficial Interest Sold                        147,370,046            219,541,792
Reinvestment of Distributions                                             3,464,579              5,891,358
Cost of Shares of Beneficial Interest Redeemed                          (68,926,421)         (163,465,427)
                                                                    -------------------    -----------------
    Net Increase from Transactions in Shares
      of Beneficial Interest                                             81,908,204             61,967,723
                                                                    -------------------    -----------------
    Total Increase in Net Assets                                         98,527,052             58,924,807
                                                                    -------------------    -----------------
NET ASSETS
Beginning of Period                                                     447,858,025            388,933,218
                                                                    -------------------    -----------------
End of Period                                                          $546,385,077           $447,858,025
                                                                    ===================    =================
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Shares of Beneficial Interest Sold                                       14,569,542             22,166,606
Shares of Beneficial Interest Reinvested                                     342,463               595,212
Shares of Beneficial Interest Redeemed                                   (6,796,380)          (16,501,269)
                                                                    -------------------    -----------------
    Net Increase in Shares of Beneficial Interest                         8,115,625              6,260,549
                                                                    ===================    =================

8    The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT
EACH PERIOD IS AS FOLLOWS:

                                           FOR THE SIX
                                           MONTHS ENDED     FOR THE    FOR THE ELEVEN       FOR THE YEARS ENDED AUGUST 31
                                         JANUARY 31, 2001  YEAR ENDED   MONTHS ENDED    ---------------------------------------
                                           (UNAUDITED)   JULY 31, 2000  JULY 31, 1999      1998      1997     1996      1995
                                          -------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE,
BEGINNING OF PERIOD                           $9.98         $10.07        $10.38          $10.12    $9.92    $10.01     $9.75
                                          -------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income                          0.24          0.46          0.41            0.47     0.48      0.48       0.49
Net Realized and Unrealized Gain (Loss)
on Investment                                  0.33         (0.08)        (0.30)           0.26     0.20     (0.07)      0.26
                                          -------------------------------------------------------------------------------------
    Total From Investment Operations           0.57          0.38          0.11            0.73     0.68      0.41       0.75
                                          -------------------------------------------------------------------------------------
LESS DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                         (0.24)        (0.46)        (0.41)          (0.47)   (0.48)    (0.48)    (0.49)
Net Realized Gain                               -           (0.01)        (0.01)             -    (0.00)(a)  (0.02)       -
In Excess of Net Investment Income              -          (0.00)(a)        -                -        -         -         -
                                          -------------------------------------------------------------------------------------
    Total Distributions to Shareholders       (0.24)        (0.47)        (0.42)          (0.47)   (0.48)    (0.50)    (0.49)
                                          -------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE, END OF PERIOD     $10.31          $9.98        $10.07          $10.38   $10.12     $9.92    $10.01
                                          =====================================================================================
RATIOS AND SUPPLEMENTAL DATA
Total Return                                 5.74%(b)        3.90%      1.01%(b)           7.37%    7.06%     4.13%     8.00%
Net Assets, End of Period (in thousands)    $546,385       $447,858     $388,933         $316,594  $201,614  $121,131  $59,867
Ratios to Average Net Assets
    Net Expenses                            0.50%(c)         0.50%      0.50%(c)           0.50%    0.50%     0.50%     0.50%
    Net Investment Income                   4.66%(c)         4.67%      4.37%(c)           4.58%    4.83%     4.82%     5.09%
    Expenses without Reimbursement          0.50%(c)         0.51%      0.53%(c)           0.53%    0.56%     0.60%     0.71%

(a) Amount is less than $0.005.
(b) Not annualized
(c) Annualized


The Accompanying Notes are an Integral Part of the Financial Statements.    9

J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
JANUARY 31, 2001

--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--J.P. Morgan Institutional Tax Exempt Bond Fund (the "Fund") is a separate series of the J.P. Morgan Institutional Funds, a Massachusetts business trust (the "Trust") which was organized on November 4, 1992. The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on July 12, 1993. At a meeting on November 12, 1998, the Trustees elected to change the Fund's fiscal year end from August 31 to July 31.

    The Fund invests all of its investable assets in The Tax Exempt Bond Portfolio (the "Portfolio"), a diversified open-end management investment company having the same investment objective as the Fund. The value of such investment included in the Statement of Assets and Liabilities reflects the Fund's proportionate interest in the net assets of the Portfolio (approximately 60% at January 31, 2001). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Fund:

    SECURITY VALUATION--Valuation of securities by the Portfolio is discussed in
Note 1 of the Portfolio's Notes to Financial Statements that are included elsewhere in this report.

    INVESTMENT INCOME--The Fund earns income, net of expenses, daily on its investment in the Portfolio. All net investment income, realized and unrealized gains and losses of the Portfolio are allocated pro-rata among the Fund and other investors in the Portfolio at the time of such determination.

    EXPENSES--Expenses incurred by the Trust with respect to any two or more Funds in the Trust are allocated in proportion to the net assets of each Fund in the Trust, except where allocations of direct expenses to each Fund can otherwise be made fairly.

    INCOME TAX STATUS--It is the Fund's policy to distribute all net investment income and net realized gains to shareholders and to otherwise qualify as a regulated investment company under the provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state income taxes.

    DISTRIBUTIONS TO SHAREHOLDERS--Distributions to a shareholder are recorded on the ex-dividend date. Distributions from net investment income are declared daily and paid monthly. Distributions from net realized gains, if any, are paid annually.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADMINISTRATIVE SERVICES--The Trust has an Administrative Services Agreement (the "Services Agreement") with Morgan Guaranty Trust Company of New York ("Morgan") under which Morgan is responsible for certain aspects of the administration and operation of the Fund. Under the Services Agreement, the Trust has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Trust and certain other registered investment companies for which J.P. Morgan Investment Management, Inc. ("JPMIM") acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. ("FDI"). The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Fund to the extent the total operating expenses of the Fund, including the expenses allocated to the Fund from the Portfolio exceed 0.50% of the Fund's average daily net assets. The reimbursement agreement expired November 28, 2000.

    ADMINISTRATION--The Trust has retained FDI, a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Trust, FDI provides administrative services necessary for the operations of the Fund, furnishes office space and facilities required for conducting the business of the Fund and pays the compensation of the Fund's officers affiliated with FDI. The Fund has agreed to pay FDI fees equal to its allocable

J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
JANUARY 31, 2001

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    SHAREHOLDER SERVICING--The Trust has a Shareholder Servicing Agreement with Morgan under which Morgan provides account administration and personal account maintenance service to Fund shareholders. The agreement provides for the Fund to pay Morgan a fee for these services that is computed daily and paid monthly at an annual rate of 0.10% of the average daily net assets of the Fund.

    FUND SERVICES--The Trust has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Trust's affairs. The Trustees of the Trust represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' Fees and Expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $600.

--------------------------------------------------------------------------------
3. BANK LOANS

    The Fund may borrow money for temporary or emergency purposes, such as funding shareholder redemptions. Effective May 23, 2000, the Fund, along with certain other Funds managed by JPMIM, entered into a $150,000,000 bank line of credit agreement with DeutscheBank. Borrowings under the agreement will bear interest at approximate market rates. A commitment fee is charged at an annual rate of 0.085% on the unused portion of the committed amount.

--------------------------------------------------------------------------------
4. CONCENTRATIONS OF RISK

    From time to time, the Fund may have a concentration of several shareholders holding a significant percentage of shares outstanding. Investment activities of these shareholders could have a material impact on the Fund.

--------------------------------------------------------------------------------
5. CORPORATE EVENT

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the Fund's Advisor, J.P. Morgan Investment Management, Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Fund's Advisor.

THE TAX EXEMPT BOND PORTFOLIO

Semiannual Report January 31, 2001

(The following pages should be read in conjunction with J.P. Morgan Institutional Tax Exempt Bond Fund Semiannual Financial Statements)

THE TAX EXEMPT BOND PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------

JANUARY 31, 2001

PRINCIPAL AMOUNT                                                                       VALUE
-----------------------------------------------------------------------------------------------------
MUNICIPALS - 99.2%
GENERAL OBLIGATIONS & HOUSE AUTHORITY - 27.6%
CONNECTICUT - 1.7%
          $  7,240,000  Connecticut, Series 1997 B, 5.88%, 6/15/17            $       7,880,233
             6,655,000  Connecticut, Series 2000 C, 5.25%, 12/15/11                   7,139,018
                                                                          ---------------------------
                                                                                     15,019,251
                                                                          ---------------------------

DISTRICT OF COLUMBIA - 1.3%
            10,645,000  District of Columbia, Series 1993 A,
                           5.80%, 6/1/04                                             11,313,187
                                                                          ---------------------------
FLORIDA - 0.1%
               465,000  Florida State Board of Education Capital
                           Outlay, 7.00%, 6/1/01                                        466,488
                                                                          ---------------------------
GEORGIA - 3.0%
             2,630,000  Fulton County School District, 6.38%, 5/1/14                  3,076,942
            11,000,000  Georgia, Series 1991 D, 3.00%, 11/1/11                        9,696,390
             3,000,000  Georgia, Series 1992 B, 6.30%, 3/1/10                         3,464,880
             6,000,000  Georgia, Series 1995 B, 7.20%, 3/1/07                         7,028,880
             2,500,000  Gwinnett County School District, Series
                           1992 B, 6.40%, 2/1/08                                      2,848,100
                                                                          ---------------------------
                                                                                     26,115,192
                                                                          ---------------------------
       MARYLAND - 0.9%
             5,000,000  Maryland, Series 2000-1, (State & Local
                           Facilities Loan), 5.13%, 8/1/05                            5,281,700
             3,000,000  Maryland, Series 1991-3, 6.40%,
                           7/15/03                                                    3,051,600
                                                                          ---------------------------
                                                                                      8,333,300
                                                                          ---------------------------
MASSACHUSETTS - 1.7%
            14,035,000  Massachusetts, Series 2000 B, 5.75%, 6/1/12                  15,306,711
                                                                          ---------------------------
MINNESOTA - 1.2%
             9,330,000  Minnesota, 5.50%, 6/1/10                                     10,245,366
                                                                          ---------------------------
MISSISSIPPI - 1.4%
            11,210,000  Mississippi, 6.20%, 2/1/08                                   12,556,097
                                                                          ---------------------------
NEW JERSEY - 1.8%
             4,180,000  Jersey City, Series 1996 A, 6.25%, 10/1/11                    4,815,109
            10,000,000  New Jersey, 5.50%, 5/1/07                                    10,859,600
                                                                          ---------------------------
                                                                                     15,674,709
                                                                          ---------------------------
NEW YORK - 0.0%(z)
                50,000  New York, Series 1994 A, 5.75%, 8/1/02                           51,670
                                                                          ---------------------------
NORTH CAROLINA - 1.2%
            10,410,000  North Carolina, Series 2000 A, (Public
                           Improvements), 5.00%, 9/1/04                              10,872,828
                                                                          ---------------------------

PRINCIPAL AMOUNT                                                                       VALUE
-----------------------------------------------------------------------------------------------------

OHIO - 6.8%
         $  17,385,000  Columbus, Series 2000-1, 5.25%,
                          11/15/03 to 11/15/05                                   $   18,309,830
            12,245,000  Columbus, Series 2000-1, 5.50%,
                          11/15/06 to 11/15/11                                       13,345,350
            10,000,000  Ohio, Series 2000 E, (Highway Capital
                          Improvements), 5.63%, 5/1/10                               11,060,599
            10,000,000  Ohio, Series 2000 E, (Highway Capital
                          Improvements), 5.25%, 5/1/04                               10,480,900
             7,000,000  Ohio, Series 1998 C, (Highway Capital
                          Improvements), 4.50%, 5/1/02                                7,096,600
                                                                          ---------------------------
                                                                                     60,293,279
                                                                          ---------------------------
SOUTH CAROLINA - 1.6%
            13,305,000  South Carolina, Series 2001 A, (State
                         School Facilities), 5.00%, 1/1/05                           13,893,746
                                                                          ---------------------------
TENNESSEE - 0.8%
             6,820,000  Knox County, 6.00%, 5/1/12 to 5/1/13                         7,474,925
                                                                          ---------------------------
TEXAS - 2.3%
            12,485,000  Fort Worth Independent School District,
                         (Premium Capital Appreciation), 4.99%,
                         2/15/06(y)                                                   9,729,061
            10,000,000  Texas, Series 1992 C, 5.50%, 4/1/20,
                          Prerefunded at 102% of Par                                 10,418,499
                                                                          ---------------------------
                                                                                     20,147,560
                                                                          ---------------------------
VIRGINIA - 0.4%
             3,650,000  Loudoun County, Series 2000 B, (State Aid
                          Withholding), 5.13%, 1/1/04                                 3,791,912
                                                                          ---------------------------
WASHINGTON - 0.7%
             1,750,000  Washington State, Series 1991 R-92-A,
                          6.30%, 9/1/02                                               1,795,938
             4,000,000  Washington State, Series 1992 B & AT-7,
                          6.40%, 6/1/17                                               4,708,040
                                                                          ---------------------------
                                                                                      6,503,978
                                                                          ---------------------------
WISCONSIN - 0.7%
             5,615,000  Milwaukee Metropolitan Sewerage District,
                          Series 1990 A, 6.70%, 10/1/02                               5,898,445
                                                                          ---------------------------
                                                                                    243,958,644
                                                                          ---------------------------
INSURED - 29.1%
ALASKA - 1.0%
             2,000,000  Anchorage GO, 6.60%, 7/1/02, Prerefunded
                          at 100% of Par(MBIA)                                        2,026,240
             10,000,000  North Slope Boro Alaska, Series 2000 B,
                           5.18%, 6/30/09(MBIA)(y)                                    6,828,300
                                                                          ---------------------------
                                                                                      8,854,540
                                                                          ---------------------------
CALIFORNIA - 2.6%
             5,000,000  California, 5.00%, 12/1/09(FGIC-TCRS)                         5,420,150
             3,000,000  California, 6.50%, 9/1/10(FGIC-TCRS)                          3,569,310
            10,000,000  California, Series 1999, 5.50%,
                          2/1/10(FGIC-TCRS)                                          11,026,900

The Accompanying Notes are an Integral Part of the Financial Statements.    13

THE TAX EXEMPT BOND PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued
JANUARY 31, 2001

PRINCIPAL AMOUNT                                                                       VALUE
-----------------------------------------------------------------------------------------------------
          $  2,500,000  Los Angeles County Public Works Financing
                           Auth. Lease Rev., Series 1996 A, 6.00%,
                           9/1/06(MBIA)                                       $       2,804,000
                                                                          ---------------------------
                                                                                     22,820,360
                                                                          ---------------------------
DISTRICT OF COLUMBIA - 1.5%
             2,600,000  District of Columbia, Series 1992 B, 6.00%,
                           6/1/02, Escrowed to Maturity(MBIA)                         2,682,108
             3,220,000  District of Columbia, Series 1993 A,
                           6.00%, 6/1/07 to 6/1/07, Escrowed
                           to Maturity(MBIA-IBC)                                      3,566,843
             6,795,000  District of Columbia, Series 1993 C, 5.25%,
                           12/1/03, Escrowed to Maturity(FGIC)                        7,074,410
                                                                          ---------------------------
                                                                                     13,323,361
                                                                          ---------------------------
FLORIDA - 0.2%
             2,000,000  Volusia County School District, 6.10%,
                           8/1/02(FGIC)                                               2,065,400
                                                                          ---------------------------
GEORGIA - 0.7%
             5,000,000  Metropolitan Atlanta Rapid Transportation
                           Auth., Series 1992 P, 6.25%, 7/1/11(AMBAC)                 5,809,100
                                                                          ---------------------------
ILLINOIS - 0.4%
             2,810,000  Regional Transportation Auth., Series 1994 D,
                           7.75%, 6/1/07(FGIC)                                        3,365,453
                                                                          ---------------------------
LOUISIANA - 2.0%
            14,425,000  Louisiana, Series 1996 A, 6.00%,
                           8/1/02(FGIC)                                              14,967,092
             4,165,000  New Orleans, (Capital Appreciation), 5.28%,
                           9/1/11(AMBAC)(y)                                           2,546,106
                                                                          ---------------------------
                                                                                     17,513,198
                                                                          ---------------------------
MASSACHUSETTS - 2.3%
            18,620,000  Massachusetts, Series 2000 A, (Grant
                           Anticipation Notes), 5.75%, 12/15/12(FSA)                 20,604,891
                                                                          ---------------------------
MICHIGAN - 2.1%
             3,910,000  Grand Rapids Water Supply System Rev.,
                           5.75%, 1/1/13(FGIC)                                        4,275,741
            13,050,000  Michigan State Hospital Finance Auth.,
                           Series 1999 A, (Ascension Health Credit),
                           6.25%, 11/15/15(MBIA)                                     14,342,865
                                                                          ---------------------------
                                                                                     18,618,606
                                                                          ---------------------------
NEBRASKA - 1.8%
             5,245,000  Nebhelp Inc, Series 1993 A-5B, 6.20%,
                           6/1/13(MBIA)                                               5,499,225
            10,000,000  Nebraska Public Power District, Series
                           1998 A, 5.25%, 1/1/05(MBIA)                               10,462,200
                                                                          ---------------------------
                                                                                     15,961,425
                                                                          ---------------------------
NEVADA - 1.2%
             8,200,000  Clark County School District, Series 1991 A,
                           7.00%, 6/1/11(MBIA)                                        9,927,412
               280,000  Las Vegas-Clark County Library District,
                           Series 1991 B, 6.70%, 8/1/04(FGIC)                           286,849
                                                                          ---------------------------
                                                                                     10,214,261
                                                                          ---------------------------

PRINCIPAL AMOUNT                                                                       VALUE
-----------------------------------------------------------------------------------------------------

NEW JERSEY - 2.1%
          $  4,100,000  New Jersey Economic Development Auth.
                          Rev., Transition Project Sublease, Series A,
                          5.75%, 5/1/11(FSA)                                       $  4,554,034
             7,000,000  New Jersey Economic Development Auth.,
                          Market Transition Facilities Rev., Sr. Lien,
                          Series A, 5.40%, 7/1/02(MBIA)                               7,187,390
             6,000,000  New Jersey State Transportation Trust Fund,
                          Series 1995 B, (Transportation System),
                          6.00%, 6/15/05(MBIA)                                        6,520,620
                                                                          ---------------------------
                                                                                     18,262,044
                                                                          ---------------------------
NEW YORK - 1.2%
                75,000  Monroe County, 6.00%, 6/1/10(AMBAC)                              85,047
            10,000,000  New York State Thruway Auth., Series 2000
                          B-1, 5.50%, 4/1/09(FGIC)                                   10,941,900
                                                                          ---------------------------
                                                                                     11,026,947
                                                                          ---------------------------
OHIO - 1.2%
            10,000,000  Ohio State Turnpike Commission, Series
                          1996 A, 5.50%, 2/15/26, Prerefunded at
                          102% of Par(MBIA)                                           10,912,699
                                                                          ---------------------------
PENNSYLVANIA - 0.4%
             2,360,000  Pennridge School District, 4.45%,
                          8/15/09(FSA State Aid Withholding)                          2,374,538
             1,500,000  Pennsylvania State, Series 1991 A-2,
                          6.50%, 11/1/04, Prerefunded at 101.5%
                          of Par(MBIA)                                                1,556,625
                                                                          ---------------------------
                                                                                      3,931,163
                                                                          ---------------------------
SOUTH CAROLINA - 3.3%
             1,000,000  Piedmont Municipal Power Agency Electric
                          Rev., 6.20%, 1/1/08(MBIA)                                   1,127,060
            15,000,000  Piedmont Municipal Power Agency Electric
                          Rev., 6.75%, 1/1/20(FGIC)                                  18,124,950
            10,310,000  South Carolina GO, Series 2000 A, (State
                          School Facilities), 4.25%, 1/1/15 (FSA State
                          Aid Withholding)                                            9,736,249
                                                                          ---------------------------
                                                                                     28,988,259
                                                                          ---------------------------
TENNESSEE - 0.4%
             3,720,000  Tennessee School Bond Authority, Series
                          1987 A, (GO of Authority), 4.00%, 5/1/12                   3,553,939
                                                                          ---------------------------
TEXAS - 3.4%
            11,135,000  Houston Independent School District, (Capital
                          Appreciation), 4.76%, 8/15/13(PSF-GTD)(y)                  6,013,345
            10,880,000  Humble Independent School District, Series
                          2000 C, (Humble Island), 3.95%, 2/15/16
                          to 2/15/17(PSF-GTD)(y)                                     4,834,402
             8,200,000  San Antonio, Series 1991 B, (Capital
                          Appreciation), 4.64%, 2/1/12(FGIC)(y)                      4,811,760
            12,500,000  Texas Municipal Power Agency Rev.,
                          (Capital Appreciation), 4.76%,
                          9/1/13(MBIA)(y)                                            6,735,750
            10,100,000  Texas Public Building Auth., (Capital
                          Appreciation), 4.21%, 8/1/06(MBIA)(y)                      8,039,701
                                                                          ---------------------------
                                                                                     30,434,958
                                                                          ---------------------------

14    The Accompanying Notes are an Integral Part of the Financial Statements.

THE TAX EXEMPT BOND PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued
JANUARY 31, 2001

PRINCIPAL AMOUNT                                                                       VALUE
-----------------------------------------------------------------------------------------------------
UTAH - 0.8%
          $  6,645,000  Intermountain Power Agency Power Supply
                           Rev., Series 1996 C, 6.00%, 7/1/02(MBIA)           $       6,876,246
                                                                          ---------------------------
WASHINGTON - 0.5%
             1,000,000  Pierce County School District No. 320
                           Sumner, 6.60%, 12/1/02, Prerefunded
                           at 100% of Par(MBIA)                                       1,026,490
             1,250,000  Snohomish County School District No. 2
                           Everett, Series 1991 A, 6.70%,
                           12/1/02(MBIA)                                              1,262,825
             2,000,000  Washington Public Power Supply System
                           Rev., Series 1990 C, (Nuclear Project No. 2),
                           7.00%, 7/1/01(FGIC)                                        2,027,220
                                                                          ---------------------------
                                                                                      4,316,535
                                                                          ---------------------------
                                                                                    257,453,385
                                                                          ---------------------------
PREREFUNDED - 6.3%
ALABAMA - 0.1%
             1,000,000  Daphne Special Care Facilities Financing
                           Auth. Rev., Series 1988 A, (Presbyterian
                           Retirement), 7.30%, 8/15/18, Prerefunded
                           at 100% of Par                                             1,020,740
                                                                          ---------------------------
CONNECTICUT - 0.3%
             2,815,000  Connecticut Special Tax Obligation Rev.,
                           Series 1999 A, (Transportation Infrastructure),
                           6.60%, 6/1/04, Prerefunded at 100% of Par                  2,998,116
                                                                          ---------------------------
MICHIGAN - 2.7%
            10,000,000  Detroit Water Supply System Rev., 6.37%,
                           2/15/01, Prerefunded at 102% of Par(FGIC)                 10,583,900
            10,500,000  Michigan State Hospital Finance Auth., Series
                           1995 A, (Genesys Health Systems), 8.13%,
                           10/1/21, Prerefunded at 102% of Par                       12,541,620
                                                                          ---------------------------
                                                                                     23,125,520
                                                                          ---------------------------
MISSOURI - 1.1%
             5,000,000  Missouri State Regional Convention & Sports
                           Complex Auth., Series A, 6.90%, 8/15/21,
                           Prerefunded at 100% of Par                                 5,388,900
             4,000,000  St. Louis County Regional Convention &
                           Sports Complex Auth., Series 1991 B,
                           7.00%, 8/15/21, Prerefunded at 100% of Par                 4,320,720
                                                                          ---------------------------
                                                                                      9,709,620
                                                                          ---------------------------
NEVADA - 1.9%
            15,500,000  Nevada, (Colorado River Community), 6.50%,
                           7/1/24, Prerefunded at 101% of Par                        17,002,415
                                                                          ---------------------------
TEXAS - 0.2%
             1,305,000  Dallas County Flood Control District, 9.25%,
                           4/1/10, Prerefunded at 100% of Par                         1,586,280
                                                                          ---------------------------
                                                                                     55,442,691
                                                                          ---------------------------
PRIVATE PLACEMENT - 4.7%
CALIFORNIA - 0.2%
               353,329  Kawaeh Delta Hospital District, 6.40%, 6/1/14                   377,568
             1,048,640  Kaweah Delta Hospital District, 5.25%, 6/1/14                 1,046,574
                                                                          ---------------------------
                                                                                      1,424,142
                                                                          ---------------------------

PRINCIPAL AMOUNT                                                                       VALUE
----------------------------------------------------------------------------------------------------

FLORIDA - 1.2%
          $ 10,250,000  Orlando Utility Commission, 4.48%, 9/1/03                $   10,303,300
                                                                          ---------------------------
ILLINOIS - 0.3%
             3,000,000  Illinois Development Bank, 4.90%, 8/1/28                      3,059,640
                                                                          ---------------------------
NEW YORK - 1.2%
            10,000,000  New York Convention Center Operating
                          Corp. COP, (Yale Building Acquisition),
                          6.50%, 12/1/04                                             10,201,500
                                                                          ---------------------------
PENNSYLVANIA - 0.5%
             4,250,000  Philadelphia Auth. for Industrial Development,
                          4.75%, 1/1/18                                               4,265,385
                                                                          ---------------------------
WISCONSIN - 1.3%
             6,250,000  Wisconsin Health & Educational Facilities,
                          5.70%, 5/1/14                                               6,285,500
             6,250,000  Wisconsin Health & Educational Facilities,
                          5.95%, 5/1/19                                               6,223,563
                                                                          ---------------------------
                                                                                     12,509,063
                                                                          ---------------------------
                                                                                     41,763,030
                                                                          ---------------------------
REVENUE BONDS - 30.6%
ARIZONA - 0.4%
             3,430,000  Arizona Health Facilities Auth., Series 1999 A,
                          (Catholic Healthcare West), 6.13%, 7/1/09                   3,408,940
                                                                          ---------------------------
CALIFORNIA - 1.9%
             2,520,000  California State Department of Water
                          Resources Center Valley Project, Series
                          1992 J-1, (Water systems), 7.00%, 12/1/12                   3,179,660
            13,070,000  California Statewide Community Development
                          Auth., 6.00%, 7/1/09                                       13,243,178
                                                                          ---------------------------
                                                                                     16,422,838
                                                                          ---------------------------
GEORGIA - 0.2%
             1,250,000  Georgia Municipal Electric Auth., Series
                          1997 A, 6.50%, 1/1/12                                       1,439,800
                                                                          ---------------------------
ILLINOIS - 0.9%
             3,770,000  Illinois Health Facilities Auth. Rev., 6.75%,
                          11/15/10                                                    4,077,293
             1,665,000  Illinois Health Facilities Auth. Rev., 6.63%,
                           2/15/12                                                    1,802,895
             1,380,000  Metropolitan Pier & Exposition Auth.
                          Dedicated State Tax Rev., Series 1992 A,
                          8.50%, 6/15/06                                              1,675,154
                                                                          ---------------------------
                                                                                      7,555,342
                                                                          ---------------------------
IOWA - 0.8%
             6,920,000  Iowa Finance Auth., 6.75%, 2/15/15 to 2/15/17                 7,415,378
                                                                          ---------------------------
KENTUCKY - 1.0%
             3,905,000  Kentucky Property & Buildings Commission
                          Rev., 5.75%, 5/1/10                                         4,320,687
             4,450,000  Kentucky Property & Buildings Commission
                          Rev., (Project No. 67), 5.50%, 9/1/09                       4,857,131
                                                                          ---------------------------
                                                                                      9,177,818
                                                                          ---------------------------

The Accompanying Notes are an Integral Part of the Financial Statements.  15

THE TAX EXEMPT BOND PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued
JANUARY 31, 2001

PRINCIPAL AMOUNT                                                                       VALUE
----------------------------------------------------------------------------------------------------
MARYLAND - 0.6%
          $  5,435,000  Maryland State Health & Higher Educational
                           Facilities Auth. Rev., (John Hopkins
                           University), 5.75%, 7/1/03                         $       5,705,609
                                                                          ---------------------------
MASSACHUSETTS - 4.1%
             5,650,000  Massachusetts Bay Transportation Auth.,
                           Series 1994 A, (General Transportation
                           System), 7.00%, 3/1/08                                     6,624,682
             6,750,000  Massachusetts Health & Educational Facilities
                           Auth., Series 2000 A, (Harvard University),
                           5.00%, 1/15/07                                             7,135,628
             1,495,000  Massachusetts State College Building Auth.,
                           Series 1994 A, 7.50%, 5/1/11                               1,873,130
             9,500,000  Massachusetts State Water Pollution
                           Abatement, Series 1999 A, (MWRA
                           Program), 6.00%, 8/1/15                                   10,521,060
            10,000,000  Massachusetts State Water Resources Auth.,
                           Series 2000 D, 5.50%, 8/1/09                              10,922,600
                                                                          ---------------------------
                                                                                     37,077,100
                                                                          ---------------------------
MICHIGAN - 3.0%
             2,905,000  Michigan State Hospital Finance Auth.,
                           Series 1997 T, (Mercy Health Services),
                           5.75%, 8/15/04                                             3,026,022
            10,000,000  Michigan State Hospital Finance Auth., Series
                           1999 B, (Ascension Health Credit), 5.30%,
                           11/15/33                                                  10,218,900
             3,755,000  Michigan State Hospital Finance Auth., Series
                           2000 A, (Trinity Health), 5.50%, 12/1/05                   3,871,968
             8,565,000  Michigan State Hospital Finance Auth., Series
                           2000 A, (Trinity Health), 6.00%, 12/1/11
                           to 12/1/12                                                 9,147,482
                                                                          ---------------------------
                                                                                     26,264,372
                                                                          ---------------------------
MINNESOTA - 1.3%
            10,000,000  University of Minnesota, Series 1996 A,
                           5.75%, 7/1/10 to 7/1/15                                   11,115,500
                                                                          ---------------------------
MISSISSIPPI - 0.3%
             2,505,000  Mississippi Higher Education Assistance
                           Corp., Series 1993 B, 5.60%, 9/1/04                        2,595,330
                                                                          ---------------------------
NEW HAMPSHIRE - 0.6%
             4,900,000  New Hampshire Higher Educational & Health
                           Facilities Auth., (Dartmouth College),
                           6.75%, 6/1/07                                              5,651,513
                                                                          ---------------------------
NEW YORK - 1.2%
             8,700,000  Triborough Bridge & Tunnel Auth., 6.63%,
                           1/1/12                                                    10,317,939
                                                                          ---------------------------
NORTH CAROLINA - 1.8%
             8,900,000  North Carolina Municipal Power Agency No. 1
                           Catawba Electric Rev., Series 1999 B,
                           6.13%, 1/1/06                                              9,378,553
             6,275,000  North Carolina Municipal Power Agency No. 1
                           Catawba Electric Rev., Series 1999 B,
                           6.25%, 1/1/07                                              6,686,766
                                                                          ---------------------------
                                                                                     16,065,319
                                                                          ---------------------------

PRINCIPAL AMOUNT                                                                       VALUE
-----------------------------------------------------------------------------------------------------

NORTH DAKOTA - 1.3%
          $ 11,280,000  North Dakota State Housing Finance Agency
                          Mortgage Rev., Series 2000 C, (Housing
                          Finance Program), 5.55%, 1/1/31                           $ 11,500,186
                                                                          ---------------------------
OHIO - 0.4%
             2,585,000  Ohio State Water Development Auth., 9.38%,
                          12/1/10                                                     3,124,826
                                                                          ---------------------------
PENNSYLVANIA - 1.6%
            10,000,000  Clinton County Industrial Development Auth.,
                          Series 1992 A, (International Paper Co.),
                          VRN, 4.73%, 9/1/22                                          9,999,999
             1,310,000  Pennsylvania State Higher Educational
                          Facilities Auth., Series 1995 A, (University
                          of Pennsylvania), 6.50%, 9/1/02                             1,369,160
             2,800,000  Pennsylvania State Higher Educational
                          Facilities Auth., Series 1996 A, (University
                          of Pennsylvania Health Services),
                          6.00%, 1/1/06                                               2,912,084
                                                                          ---------------------------
                                                                                     14,281,243
                                                                          ---------------------------
SOUTH CAROLINA - 1.0%
             5,500,000  South Carolina Jobs-Economic Development
                          Auth. Hospital Facilities Rev., Series 2000 A,
                          (Palmetto Health Alliance), 7.00%, 12/15/10                 5,651,305
             3,000,000  South Carolina Jobs-Economic Development
                          Auth. Hospital Facilities Rev., Series 2000 A,
                          (Palmetto Health Alliance), 7.13%, 12/15/15                 2,977,200
                                                                          ---------------------------
                                                                                      8,628,505
                                                                          ---------------------------
TEXAS - 3.3%
            10,000,000  Brazos River Auth. Rev., Series 1999 A, (Utility
                          Electric Co.), 5.00%, 4/1/33                               10,015,500
            13,000,000  Dallas-Fort Worth International Airport Facility
                          Improvement Corp. Rev., Series 2000 B,
                          (American Airlines), 6.05%, 5/1/29                         13,307,319
             5,875,000  Lubbock Health Facilities Development Corp.,
                          (St. Joseph Health Systems), 5.25%, 7/1/11                  6,000,138
                                                                          ---------------------------
                                                                                     29,322,957
                                                                          ---------------------------
VIRGINIA - 3.9%
             5,000,000  Virginia College Building Auth., 5.75%, 2/1/03                5,198,700
            27,415,000  Virginia Commonwealth Transportation Board,
                          (Federal Highway), 5.50%, 10/1/05
                          to 10/1/08                                                 29,771,104
                                                                          ---------------------------
                                                                                     34,969,804
                                                                          ---------------------------
WASHINGTON - 1.0%
             2,000,000  Washington Public Power Supply System,
                          Series 1990 A, (Project II), 7.25%, 7/1/06                  2,302,180
             1,500,000  Washington Public Power Supply System,
                          Series 1990 C, 7.50%, 7/1/02                                1,538,700
             5,265,000  Washington Public Power Supply System,
                          Series 1991 A, 6.30%, 7/1/01                                5,323,020
                                                                          ---------------------------
                                                                                      9,163,900
                                                                          ---------------------------
                                                                                    271,204,219
                                                                          ---------------------------

16    The Accompanying Notes are an Integral Part of the Financial Statements.

THE TAX EXEMPT BOND PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued
JANUARY 31, 2001

PRINCIPAL AMOUNT                                                                       VALUE
----------------------------------------------------------------------------------------------------
TAX ANTICIPATION NOTES - 0.9%
CALIFORNIA - 0.9%
          $  8,000,000  Tustin Unified School District Rev.,
                           (Community Facilities 97-1), 6.10%,
                           9/1/02                                             $       8,103,360
                                                                          ---------------------------
TOTAL MUNICIPALS                                                                    877,925,329
                                                                          ---------------------------
   (Cost $843,701,858)

SHORT-TERM INVESTMENTS - 0.8%
INVESTMENT COMPANIES - 0.8%
             7,234,748  J.P. Morgan Institutional Tax Exempt
                           Money Market Fund*                                         7,234,748
                                                                          ---------------------------
   (Cost $7,234,748)
TOTAL INVESTMENT SECURITIES - 100.0%                                               $885,160,077
                                                                          ===========================
   (Cost $850,936,606)

AMBAC - AMBAC Assurance Corporation
COP - Certificate of Participation
FGIC - Financial Guaranty Insurance Co.
FSA - Financial Securities Assurance
GO - General Obligation
IBC - Insured Bond Certificates
MBIA - MBIA Insurance Corp.
PSF - Permanent School Fund
VRN - Variable Rate Note
(y)  Yield to maturity
(z)  Category is less than 0.05% of total investment securities.
 * Affiliated money market mutual fund registered under the Investment Company Act of 1940, as amended, and advised by J.P. Morgan Investment Management, Inc


The Accompanying Notes are an Integral Part of the Financial Statements.    17

THE TAX EXEMPT BOND PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
--------------------------------------------------------------------------------

JANUARY 31, 2001

ASSETS
Investments at Value (Cost $850,936,606)                      $885,160,077
Cash                                                            7,788,886
Dividend and Interest Receivable                               11,248,596
Prepaid Trustees' Fees and Expenses                                 1,327
Prepaid Expenses and Other Assets                                   1,319
                                                             ---------------
TOTAL ASSETS                                                   904,200,205
                                                             ---------------
LIABILITIES
Advisory Fee Payable                                              228,701
Administrative Services Fee Payable                                18,009
Administration Fee Payable                                            226
Fund Services Fee Payable                                             223
Accrued Expenses and Other Liabilities                             62,021
                                                             ---------------
TOTAL LIABILITIES                                                 309,180
                                                             ---------------
NET ASSETS
Applicable to Investors' Beneficial Interest                   $903,891,025
                                                             ===============

18    The Accompanying Notes are an Integral Part of the Financial Statements.

THE TAX EXEMPT BOND PORTFOLIO
STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED JANUARY 31, 2001

INVESTMENT INCOME
INCOME
Interest Income                                                     $21,634,029
Dividend Income from Affiliated Investment                              21,056
                                                                   -------------
    Investment Income                                               21,655,085
                                                                   -------------
EXPENSES
Advisory Fee                                                         1,262,929
Administrative Services Fee                                            100,301
Custodian Fees and Expenses                                             73,507
Professional Fees and Expenses                                          23,042
Trustees' Fees and Expenses                                              6,011
Fund Services Fee                                                        5,578
Printing Expenses                                                        4,496
Administration Fee                                                       2,459
Insurance Expenses                                                       1,077
Miscellaneous Expenses                                                      85
                                                                   -------------
    Total Expenses                                                   1,479,485
                                                                   -------------
NET INVESTMENT INCOME                                               20,175,600
                                                                   -------------
REALIZED AND UNREALIZED GAIN
NET REALIZED GAIN ON INVESTMENT TRANSACTIONS                         8,564,956
                                                                   -------------
CHANGE IN NET UNREALIZED APPRECIATION ON INVESTMENTS                19,387,241
                                                                   -------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                $48,127,797
                                                                   =============

The Accompanying Notes are an Integral Part of the Financial Statements.    19

THE TAX EXEMPT BOND PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED JANUARY 31, 2001
(UNAUDITED) AND THE YEAR ENDED JULY 31, 2000

INCREASE (DECREASE) IN NET ASSETS                                  2001             2000
FROM OPERATIONS
Net Investment Income                                         $  20,175,600      $  37,684,983
Net Realized Gain (Loss) on Investment Transactions               8,564,956       (13,494,852)
Change in Net Unrealized Appreciation on Investments             19,387,241          6,100,102
                                                            -----------------  -----------------
    Net Increase in Net Assets Resulting from Operations         48,127,797         30,290,233
                                                            -----------------  -----------------

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Contributions                                                   217,800,376        318,241,114
Withdrawals                                                    (145,960,330)     (386,477,921)
                                                            -----------------  -----------------
    Net Increase (Decrease) from Transactions
      in Shares of Beneficial Interest                          71,840,046       (68,236,807)
                                                            -----------------  -----------------
    Total Increase (Decrease) in Net Assets                     119,967,843       (37,946,574)
                                                            -----------------  -----------------

NET ASSETS
Beginning of Period                                             783,923,182        821,869,756
                                                            ------------------  ----------------
End of Period                                                  $903,891,025       $783,923,182
                                                            ==================  ================

SUPPLEMENTARY DATA
                                   FOR THE SIX
                                  MONTHS ENDED       FOR THE     FOR THE ELEVEN      FOR THE YEARS ENDED AUGUST 31
                                JANUARY 31, 2001    YEAR ENDED   MONTHS ENDED    -------------------------------------
                                   (UNAUDITED)    JULY 31, 2000  JULY 31, 1999     1998     1997     1996     1995
                              ----------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
    Net Expenses                  0.35%(a)            0.36%         0.37%(a)       0.37%    0.38%    0.38%     0.42%
    Net Investment Income         4.79%(a)            4.78%         4.49%(a)       4.70%    4.93%    4.92%     5.15%
Portfolio Turnover                 39%(b)              84%           29%(b)         16%      25%       25%       47%

(a) Annualized
(b) Not annualized


20    The Accompanying Notes are an Integral Part of the Financial Statements.

THE TAX EXEMPT BOND PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

JANUARY 31, 2001

--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--The Tax Exempt Bond Portfolio (the "Portfolio") is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on January 29, 1993. The Portfolio commenced operations on July 12, 1993. The Portfolio's investment objective is to provide a high level of current income that is exempt from federal income tax consistent with moderate risk of capital. The Declaration of Trust permits the Trustees to issue an unlimited number of beneficial interests in the Portfolio. At a meeting on November 12, 1998, the Trustees elected to change the Portfolio's fiscal year from August 31 to July 31.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Portfolio:

   SECURITY VALUATIONS--Fixed income securities, (other than convertible bonds), with a maturity of 60 days or more held by funds other than money market funds will be valued each day based on readily available market quotations received from independent or affiliated commercial pricing services. Such pricing services will generally provide bidside quotations. Convertible bonds are valued at the last sale price on the primary exchange on which the bond is principally traded. When valuations are not readily available, securities are valued at fair value as determined in accordance with procedures adopted by the Trustees. All short-term securities with a remaining maturity of sixty days or less are valued using the amortized cost method.

    SECURITY TRANSACTIONS--Security transactions are accounted for as of the trade date. Realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

    INVESTMENT INCOME--Dividend income less foreign taxes withheld (if any) is recorded as of the ex-dividend date or as of the time that the relevant ex-dividend and amount becomes known. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums

    RESTRICTED AND ILLIQUID SECURITIES--The Portfolio is permitted to invest in securities that are subject to legal or contractual restrictions on resale or are illiquid. Restricted securities generally may be resold in transactions exempt from registration. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at the current valuation may be difficult. At the end of the period, the Portfolio had no investments in restricted and illiquid securities (excluding 144A issues).

    INCOME TAX STATUS--The Portfolio intends to be treated as a partnership for federal income tax purposes. As such, each investor in the Portfolio will be taxed on its share of the Portfolio's ordinary income and capital gains. It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADVISORY--The Portfolio has an Investment Advisory Agreement with J.P. Morgan Investment Management, Inc. ("JPMIM"), an affiliate of Morgan Guaranty Trust Company of New York ("Morgan") and a wholly owned subsidiary of J.P. Morgan Chase & Co. Under the terms of the agreement, the Portfolio pays JPMIM at an annual rate of 0.30% of the Portfolio's average daily net assets.

    The Portfolio may invest in one or more affiliated money market funds: J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Federal Money Market Fund and J.P. Morgan Institutional Treasury Money Market Fund. The Advisor has agreed to reimburse its advisory fee from the Portfolio in an amount to offset any investment advisory, administrative fee and shareholder servicing fees related to a Portfolio investment in an affiliated money market fund.

    ADMINISTRATIVE SERVICES--The Portfolio has an Administrative Services Agreement (the "Services Agreement") with Morgan under which Morgan is responsible for certain aspects of the administration and operation of the Portfolio. Under the Services Agreement, the Portfolio has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Portfolio and certain other registered investment companies for which JPMIM acts as investment advisor in accordance with the following annual schedule:

THE TAX EXEMPT BOND PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
JANUARY 31, 2001

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    ADMINISTRATION--The Portfolio has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Portfolio, FDI provides administrative services necessary for the operations of the Portfolio, furnishes office space and facilities required for conducting the business of the Portfolio and pays the compensation of the Portfolio's officers affiliated with FDI. The Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    FUND SERVICES--The Portfolio has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. The Trustees of the Portfolio represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' Fees and Expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $1,000.

--------------------------------------------------------------------------------
3. INVESTMENT TRANSACTIONS

    During the six months ended January 31, 2001, the Portfolio purchased $387,674,016 of investment securities and sold $305,924,392 of investment securities other than short-term investments.

--------------------------------------------------------------------------------
4. CREDIT AGREEMENT

    The Portfolio is party to a revolving line of credit agreement (the "Agreement") as discussed more fully in Note 3 of the Fund's Notes to the Financial Statements, which are included elsewhere in this report.

--------------------------------------------------------------------------------
5. CONCENTRATIONS OF RISK

    The ability of the issuers of debt, asset-backed and mortgage-backed securities to meet their obligations may be affected by the economic and political developments in a specific industry or region. The value of asset-backed and mortgage-backed securities can be significantly affected by changes in interest rates or rapid principal payments including prepayments.

--------------------------------------------------------------------------------
6. CORPORATE EVENT

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the Portfolio's Advisor, J.P. Morgan Investment Management, Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Portfolio's Advisor.

NOTES
--------------------------------------------------------------------------------

NOTES
--------------------------------------------------------------------------------

[back cover]


J.P. MORGAN INSTITUTIONAL FUNDS
       Federal Money Market Fund
           ---------------------------------------------------------------------
       Prime Money Market Fund
           ---------------------------------------------------------------------
       Treasury Money Market Fund
           ---------------------------------------------------------------------
       Tax Aware Enhanced Income Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Exempt Money Market Fund
           ---------------------------------------------------------------------
       Short Term Bond Fund
           ---------------------------------------------------------------------
       Bond Fund
           ---------------------------------------------------------------------
       Global Strategic Income Fund
           ---------------------------------------------------------------------
       Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       California Bond Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       New York Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       Diversified Fund
           ---------------------------------------------------------------------
       Disciplined Equity Fund
           ---------------------------------------------------------------------
       Large Cap Growth Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Market Neutral Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware U.S. Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware Disciplined Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       U.S. Equity Fund
           ---------------------------------------------------------------------
       U.S. Small Company Fund
           ---------------------------------------------------------------------
       Emerging Markets Equity Fund
           ---------------------------------------------------------------------
       European Equity Fund
           ---------------------------------------------------------------------
       International Equity Fund
           ---------------------------------------------------------------------
       International Opportunities Fund
           ---------------------------------------------------------------------
       SmartIndex(tm) Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       For more information on the J.P. Morgan
           Institutional Funds, call J.P.
           Morgan  Funds Services at (800) 766-7722.
           ---------------------------------------------------------------------

Morgan Guaranty Trust Company                                   MAILING
500 Stanton Christiana Road                                   INFORMATION
Newark, Delaware 19713-2107

IN-SAN-24964    0102